                                                                     Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                    To Purchase Shares of the Common Stock of

                         Omrix Biopharmaceuticals, Inc.

                Dated as of March 31, 2005 (the "Effective Date")

     WHEREAS, Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), has entered into a Senior Loan and Security Agreement of even date herewith (the "Loan Agreement") with Hercules Technology Growth Capital, Inc., a Maryland corporation (the "Warrantholder");

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock pursuant to this Warrant Agreement (the "Agreement");

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

     For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 149,522 fully paid and non-assessable shares of the Common Stock (as defined below) at a purchase price of $4.18 per share (the "Exercise Price"). The number and Exercise Price of such shares are subject to adjustment as provided in Section
8. As used herein, the following terms shall have the following meanings:

          "Act" means the Securities Exchange Act of 1933, as amended;

          "Charter" means the Company's Certificate of Incorporation or other constitutional document, as may be amended from time to time;

          "Common Stock" means the Company's common stock; $0.01 par value per share;

          "Initial Public Offering" means the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement under the Act, which public offering has been declared effective by the Securities and Exchange Commission ("SEC");

          "Merger Event" means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company's capital stock are otherwise converted into or exchanged for shares of capital of another entity; and

          "Purchase Price" means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

SECTION 2. TERM OF THE AGREEMENT.

     Except as otherwise provided for herein, the term of this Agreement and the right to purchase Common Stock as granted herein (the "Warrant) shall commence on the Effective Date and shall be exercisable for a period ending upon the earliest to occur of (i) seven (7) years from the Effective Date; or (ii) three
(3) years after the Initial Public Offering.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

     (a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office (i) a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed, and (ii) a duly completed and executed Stockholder Instrument of Accession in the form attached hereto as Exhibit IV (the "Instrument of Accession"). Promptly upon receipt of the Notice of Exercise, the Instrument of Accession and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

     The Purchase Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below ("Net Issuance"). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

               X = Y(A-B)
                   ------
                      A

Where: X = the number of shares of Common Stock to be issued to the
           Warrantholder.

       Y = the number of shares of Common Stock requested to be exercised under this Agreement.

       A = the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

       B = the Exercise Price.

          For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

          (i) if the exercise is in connection with an Initial Public Offering, and if the Company's Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the initial "Price to Public" of the Common Stock specified in the final prospectus with respect to the offering;

          (ii) if the exercise is after, and not in connection with an Initial Public Offering, and:

               (A) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a ten (10) day period ending three days before the day the current fair market value of the securities is being determined; or

               (B) if the Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the fifteen (15) day period ending three days before the day the current fair market value of the securities is being determined;

          (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless, prior to the exercise of the purchase rights under this Agreement, the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such Merger Event.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

     (b) Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3 (a) (even if not surrendered) immediately before its expiration, provided that the Warrantholder delivered to the Company the Instrument of Accession duly completed and executed (unless not applicable at such time). For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4. RESERVATION OF SHARES.

     During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

     This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of the purchase rights under this

Agreement. The Warrantholder acknowledges that the Common Stock issued upon the exercise of this Agreement shall be subject to any and all limitations and restrictions set forth in the Company's Charter, then current bylaws, and the Investor Rights Agreement and Stockholder Agreement entered into by and among the stockholders of the Company's Common Stock on January 13, 2005, as shall be amended from time to time.

SECTION 7. WARRANTHOLDER REGISTRY.

     The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder's initial address, for purposes of such registry, is set forth below Warrantholder's signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

     The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

     (a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement.

     (b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

     (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

pay a stock dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction
(A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

     (e) Antidilution Rights. If the Company issues additional common shares (including shares of common stock ultimately issuable upon conversion of a security convertible into common stock) after the date of the Agreement and the consideration per additional common share is less than the Exercise Price in effect immediately before such issue shall be reduced, concurrently with such Issue, to a price determined by multiplying the Exercise Price by a fraction:

          (i) the numerator of which is the amount of common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by the Company for the additional common shares would purchase at the Exercise Price in effect immediately before such Issue, and

          (ii) the denominator of which is the amount of common stock outstanding immediately before such issue plus the number of such additional common shares.

Upon each adjustment of the Exercise Price, the number of Shares issuable upon exercise of the Agreement shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Agreement and (ii) the Exercise Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Exercise Price. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Agreement, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. Notwithstanding the foregoing, no adjustment to the Exercise Price or the number of shares of Common Stock obtainable upon exercise of this Warrant shall be made pursuant to this subsection 8(e) for equities issued (i) in a round that generates gross proceeds of not more than $5,000,000, which round closes by June 30, 2005, (ii) under stock options issued to employees under plan(s) approved by the Company's Board of Directors, and (iii) if such issuance is exempted from the participation rights pursuant to Section 3.1 (h) of the Investor Rights Agreement entered into by and among the Company and the holders of the Company's Common Stock on January 13, 2005, as shall be amended from time to time, in accordance with its terms; provided, however, that subsection 3.1(h) (i) shall read as follows:
"securities issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding on the date of the Effective Date [(March 31, 2005)]".

Notwithstanding the foregoing, if the Company inadvertently issues or sells, or is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Exercise Price in effect immediately before such issue, such Exercise Price not be reduced if the Company is able to rescind or appropriately modify the transaction within a reasonable time after it became aware of the reduction in the Exercise Price that would otherwise occur.

     (f) Notice of Adjustments. Immediately upon the adjustment of the Exercise Price or the number of Common Stock exercisable, the Company shall give written notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such adjustment. The Company shall also give written notice to the Warrantholder 20 days prior to a planned Merger Event, Initial Public Offering or a sale of all or substantially all of its assets.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws, and subject to any and all limitations and restrictions set out in the Company's Charter, then current bylaws, and the Investor Rights Agreement and Stockholder Agreement entered into by and among the stockholders of the Company's Common Stock on January 13, 2005, as shall be in effect from time to time. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) are not inconsistent with the Company's Charter or current bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (d) Capitalization. The table attached to this Agreement is a true and correct statement as of the date hereof of the issued and outstanding shares of capital stock of the Company, including warrants and options to purchase stock.

     (e) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement will constitute a. transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and
(ii) the qualification requirements of the applicable state securities laws.

     (f) Compliance with Rule 144. Following the Initial Public Offering of the Company, if the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder's written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the SEC as set forth in such Rule as applicable to the Company, as such Rule may be amended from time to time.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

     This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

     (a) Investment Purpose. The right to acquire Common Stock and the Common Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands that (i) the Common Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock or Common Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act has been taken, or (B) an exemption from the registration requirements of the Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Agreement or for such shares of Common Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11. TRANSFERS.

     Subject to the terms and conditions contained in Section 10, this Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, prior to an Initial Public Offering, (i) in no event shall the number of transfers of the rights and interests in this Agreement exceed three (3) transfers, and provider further, that each such transferee agreed in writing to be bound by the terms and conditions of this Agreement and (ii) Warrantholder shall not transfer this Agreement or the rights hereunder to a competitor of the Company. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION 12. MISCELLANEOUS.

     (a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

     (b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     (c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (d) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses and all reasonable costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), attorneys' fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

     (e) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (f) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

          If to Warrantholder:

                    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                                Legal Department
                         Attention: Chief Legal Officer
                              525 University Avenue
                                    Suite 700
                               Palo Alto, CA 9430
                             Facsimile: 650-289-3060
                             Telephone: 650-473-9194

          With a copy to:

                    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                              Attention: Parag Shah
                               100 Federal Street
                                   28th Floor
                                Boston, MA 02110
                             Facsimile: 617-330-9131
                             Telephone: 617-330-9100

          (i) If to the Company:

                         OMRIX BIOPHARMACEUTICALS, INC.
                     MDA Blood Center, Tel Hashomer Hospital
                                Tel Aviv, ISRAEL
                            Attention: Mike Burshtine
                           Facsimile: +972 3 535 02 65
                           Telephone: +972 3 531 65 31

     or to such other address as each party may designate for itself by like notice.

     (g) Entire Agreement; Amendments. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Warrantholder's proposal letter dated February 16, 2005. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

     (h) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     (i) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o) and 12(p).

     (j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (k) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

     (l) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

     (m) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     (n) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally:
(a) consents to personal jurisdiction in California; (b) waives any objection as to jurisdiction or venue in California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

     (o) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement. If this jury waiver is for any reason ineffective or unenforceable, the Company and

Warrantholder will resolve all such disputes by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association in Palo Alto, California.

     (p) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

     (q) Specific Performance. The parties hereto acknowledge that it is impossible to measure in money the damages that will accrue to Warrantholder by reason of the Company's failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Warrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought waives the claim or defense that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:                                OMRIX BIOPHARMACEUTICALS, INC.


                                        By: /s/ Michael Burshtine
                                            ------------------------------------
                                        Title: CFO
                                               ---------------------------------

Notice Address:
c/o Omrix Biopharmaceuticals
MDA Blood Center, Tel Hashomer Hospital
52621 Tel Aviv ISRAEL
Phone: +972 3 531 65 31
Fax: +972 3 535 02 65

WARRANTHOLDER:                          HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


                                        By: /s/ Scott Harvey
                                            ------------------------------------
                                        Title: Chief Legal Officer
                                               ---------------------------------

Notice Address:
Hercules Technology Growth Capital, Inc..
Attn: Chief Legal Officer
525 University Avenue, Suite 700
Palo Alto, CA 94301
Phone: 650-289-3060
Fax: 650-473-9194

cc: Hercules Technology Growth Capital, Inc
Attn: Parag Shah
100 Federal Street, 28th Floor
Boston, MA 02110
Phone: 617-330-9100
Fax: 617-330-9131

                                    EXHIBIT I

                               NOTICE OF EXERCISE

To:  Omrix Biopharmaceuticals, Inc.

(1) The undersigned Warrantholder hereby elects to purchase [____________________] shares of the Common Stock of Omrix Biopharmaceuticals, Inc., pursuant to the terms of the Agreement dated as of March 31, 2005 (the "Agreement") between Omrix Biopharmaceuticals, Inc. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2) In exercising its rights to purchase the Common Stock of Omrix Biopharmaceuticals, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Agreement.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

                                        ----------------------------------------
                                        (Name)

                                        ----------------------------------------
                                        (Address)


WARRANTHOLDER:                          HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE

The undersigned Omrix Biopharmaceuticals, Inc., hereby acknowledge receipt of the "Notice of Exercise" from Hercules Technology Growth Capital, Inc., to purchase [_____] shares of the Common Stock of [________________], pursuant to the terms of the Agreement, and further acknowledges that [_____] shares remain subject to purchase under the terms of the Agreement.

COMPANY:                                OMRIX BIOPHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                   EXHIBIT III

                                TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

________________________________________________________________________________
(Please Print)

whose address is _______________________________________________________________

________________________________________________________________________________

Dated:
       ---------------------------------


Holder's Signature:
                    --------------------
Holder's Address:
                  ----------------------

----------------------------------------


Signature Guaranteed:
                      ----------------------------------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

                                   EXHIBIT IV

                         OMRIX BIOPHARMACEUTICALS, INC.
                       STOCKHOLDER INSTRUMENT OF ACCESSION

     The undersigned, _____________________________, as a condition precedent to becoming the owner or holder of record of ______________________ (____________)
shares of Common Stock, par value $0.01 per share, of Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Stockholder under that certain Stockholders' Agreement dated as of December ________, 2004 by and among the Company and the Common Stockholders named therein, as the same as may be amended from time to time, including by accession of additional parties. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders' Agreement immediately upon execution and delivery to the Company of this Instrument.

     IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                        [NAME]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Record Address:
                                                        ------------------------

                                        ----------------------------------------
                                        Telephone No.:
                                                       -------------------------
                                        Facsimile No.:
                                                       -------------------------
                                        E-mail Address:
                                                        ------------------------


                                        ACCEPTED:

                                        OMRIX BIOPHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------